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                                                                  EXHIBIT 4(a)


                         NCO PORTFOLIO MANAGEMENT, INC.

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION


         NCO Portfolio Management, Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

         FIRST: The Corporation was originally incorporated under the name "NCO Portfolio Funding, Inc." The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was January 22, 1999.

         SECOND: The Certificate of Incorporation of the Corporation was amended on February 13, 2001 to change the name of the Corporation to "NCO Portfolio Management, Inc."

         THIRD: This Amended and Restated Certificate of Incorporation (the "Certificate") amends and restates in its entirety the present Certificate of Incorporation of the Corporation as amended. This Certificate has been duly adopted and approved by the board of directors of the Corporation and the stockholders of the Corporation in accordance with the provisions of Section 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

         FOURTH: This Certificate shall become effective immediately upon its filing with the Secretary of State of the State of Delaware.

         FIFTH: Upon the filing of this Certificate with the Secretary of State of the State of Delaware, the Certificate of Incorporation of the Corporation shall be amended and restated in its entirety to read as set forth in Exhibit "A" hereto.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by a duly authorized officer this 14th day of February, 2001.


                                                 NCO PORTFOLIO MANAGEMENT, INC.

                                                 By: /s/ Michael J. Barrist
                                                    ---------------------------
                                                     Name:  Michael J. Barrist
                                                     Title: President and CEO

                                   Exhibit "A"

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         NCO PORTFOLIO MANAGEMENT, INC.


         FIRST: Name. The name of the corporation is NCO Portfolio Management, Inc. (the "Corporation").

         SECOND: Registered Office and Agent. The address of the Corporation's registered office in the State of Delaware is: 15 East North Street, City of Dover, County of Kent, Delaware 19901 and the name of its registered agent at such address is: Incorporating Services, Ltd..

         THIRD: Purpose. The purpose of the corporation is is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware ( as amended from time to time, the "Delaware General Corporation Law").

         FOURTH: Term. The term for which the Corporation is to exist is perpetual.

         FIFTH: Authorized Capital Stock. The Corporation shall have the authority to issue an aggregate of 40,000,000 shares of capital stock which shall be divided into 35,000,000 shares of common stock, par value $.01 per share, as more fully described in Section FIFTH(a) below ("Common Stock"), and 5,000,000 shares of preferred stock, par value $.01 per share, as more fully described in Section FIFTH(b) below ("Preferred Stock").

                  (a) Common Stock. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in their name on the books of the Corporation on all matters submitted to a vote of stockholders except as the right to exercise such vote may be limited by the provisions of this Certificate of Incorporation or of any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary of the Corporation, the assets and funds of the Corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

                  (b) Preferred Stock. The shares of Preferred Stock may be divided and issued from time to time in one or more classes and/or series within any class or classes as may be determined by the Board of Directors of the Corporation, each such class or series to be distinctly designated and to consist of the number of shares determined by the Board of Directors. The Board

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of Directors of the Corporation is hereby expressly vested with authority to adopt resolutions with respect to any unissued and/or treasury shares of Preferred Stock to issue the shares, to fix or change the number the number of shares constituting any class or series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of Preferred Stock, and each class or series thereof, in each case without approval of the stockholders. The authority of the Board of Directors with respect to each class or series of Preferred Stock shall include, without limiting the generality of the foregoing, the determination of the following:

              (1) The number of shares constituting that class or series and the distinctive designation of that class or series;

              (2) The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates;

              (3) Whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

              (4) Whether that class or series shall have conversion privileges (including rights to convert such class or series into the capital stock of the Corporation or any other entity) and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

              (5) Whether or not shares of that class or series shall be redeemable and whether or not the Corporation or the holder (or both) may exercise the redemption right, including the terms of redemption (including any sinking fund provisions), the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

              (6) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

              (7) Any other relative rights, preferences and limitations of that class or series as may be permitted or required by law.

The number of shares, voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of any class or series of Preferred Stock which may be designated by the Board of Directors may differ from those of any and all other class or series at any time outstanding.

         (c) Increase in Authorized Preferred Stock. Except as otherwise provided by law or in a resolution or resolutions establishing any particular series of Preferred Stock, the aggregate number of authorized shares of Preferred Stock may be increased by an amendment to these Amended and Restated Articles of Incorporation approved solely by the holders of Common Stock and of

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

any series of Preferred Stock which is entitled pursuant to its voting rights designated by the Board of Directors to vote thereon, if at all, voting together as a class.

         SIXTH. Special Meetings of Stockkolders. Special meetings of the stockholders of the Corporation may be called only by the Board of Directors or the Chairman of the Board of the Corporation.

         SEVENTH. Actions By Consent of Stockholders in Lieu of a Meeting. Any action required or permitted to be taken by stockholders at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock as follows: (a) with respect to matters which have received the prior approval of at least a majority of the incumbent directors (as defined below), such consents must be signed by the holders of of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) with respect to matters which have not received the prior approval of at least a majority of the Incumbent Directors, such consents must be signed by the holders of Common Stock entitled to cast at least sixty-five percent (65%) of the votes entitled to be cast by all holders of Common Stock (or such higher number of votes as applicable law or this Certificate of Incorporation may require) in addition to such number of holders of outstanding classes or series of Preferred Stock as the resolutions establishing such classes or series may require. The term "incumbent director", as used herein, shall mean any director of the Corporation appointed to the Board pursuant to the Certificate of Merger (as defined in Section TENTH) and any other director whose election or appointment by the Board of Directors of the Corporation, or whose nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the directors then in office who either were appointed to the Board pursuant to the Certificate of Merger or whose election or appointment or nomination for election was previously so approved.

         EIGHTH. Non-Applicability of Section 203 of the Delaware General Corporation Law. The Corporation hereby elects to not be governed by to Section 203 of the Delaware General Corporation Law.

         NINTH. Number of Directors. The Board of Directors shall consist of not less than three (3) and not more than (10) ten directors. The number of directors to be elected, subject to the foregoing limits, shall be determined from time to time by the Board of Directors.

         TENTH: Classification of the Board of Directors. Effective upon the Effective Date of the merger of Creditrust Corporation ("Creditrust") with and into the Corporation pursuant to that certain Second Amended and Restated Agreement and Plan of Merger dated as of September 22, 2000 (as the same may be amended from time to time hereafter, the "Merger Agreement") among, inter alia, the Corporation and Creditrust, the directors shall be divided into three (3) classes, as nearly equal in number as possible as shall be determined by the Board, known as Class I, Class II and Class III. The initial directors constituting Class I, Class II and Class III shall be as provided in the Certificate of Merger filed pursuant to the Merger Agreement. The initial directors of Class I shall serve until the Corporation's annual meeting of stockholders to be held in 2001. At the Corporation's 2001 annual meeting of

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stockholders, the directors of Class I shall be elected for a term of three (3)
years and, after expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class II shall serve until the Corporation's annual meeting of stockholders to be held in 2002. At the Corporation's 2002 annual meeting of stockholders, the directors of Class II shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class III shall serve until the Corporation's annual meeting of stockholders to be held in 2003. At the Corporation's 2003 annual meeting of stockholders, the directors of Class III shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. Each director shall serve until his or her successor shall have been elected and shall qualify, even though his or her term of office as herein provided has otherwise expired, except in the event of his or her earlier resignation, removal or disqualification. This Section TENTH, or any portion thereof, may be changed by a bylaw amendment which is adopted by all of the then members of the Board of Directors.

         ELEVENTH: Removal of Directors. The entire Board of Directors, or a class of the Board, or any individual director may be removed from office only for cause (as defined herein) and only by the affirmative vote of stockholders entitled to cast at least sixty-five percent (65%) of the votes entitled to be cast by all stockholders at any annual or regular election of directors or of such class of directors. The foregoing shall not be deemed to limit the right of the Board of Directors, without shareholder approval, to declare vacant the office of any director for any proper reason. The term "cause," as used herein, shall refer only to one of the following events: (1) conviction of the director of a felony; (2) declaration by order of court that the director is of unsound mind; or (3) gross abuse of trust which is proved by clear and convincing evidence to have been committed in bad faith.

         TWELTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duties as a director.

         THIRTEENTH Indemnification.

         (a) Mandatory Indemnification. The Corporation shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Corporation or other entity) by reason of the fact that such director or officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, general partner, agent or fiduciary of another Corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding, except as otherwise

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provided in Section (c) hereof. A director or officer of the Corporation entitled to indemnification under this Section (a) is hereafter called a "covered person."

         (b) Expenses. Expenses incurred by a covered person in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation, except as otherwise provided in Section (c).

         (c) Exceptions. No indemnification under Section (a) or advancement or reimbursement of expenses under Section (b) shall be provided to a covered person (i) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the Corporation in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended; (ii) if a final unappealable judgment or award establishes that such director or officer engaged in intentional misconduct or transaction from which the member, director or officer derived an improper personal benefit; (iii) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers' and directors' liability insurance paid for or maintained by the Corporation or other person or entity; (iv) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the Corporation, which written consent shall not be unreasonably withheld; or (v) with respect to the actions or omissions of such person in their capacity as a director, officer, employee, partner, fiduciary or agent of Creditrust Corporation or its subsidiaries prior to the date hereof. The Board of Directors of the Corporation is hereby authorized, at any time by resolution and without stockholder approval, to add to the above list of exceptions from the right of indemnification under Section THIRTEENTH(a) or advancement or reimbursement of expenses under Section THIRTEENTH(b), but any such additional exception shall not apply with respect to any event, act or omission which has occurred prior to the date that the Board of Directors in fact adopts such resolution. Any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors of the Corporation.

         (d) Continuation of Rights. The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Section THIRTEENTH shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

         (e) General Provisions.

             (i) The term "to the fullest extent permitted by applicable law", as used in this Section THIRTEENTH, shall mean the maximum extent permitted by public policy, common law or statute. Any covered person may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such covered person's option, (A) on the basis of the applicable law on the date this Section THIRTEENTH was approved by the stockholders, or (B) on the basis of the

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applicable law in effect at the time of the occurrence of the event, act or omission giving rise to the action, suit or proceeding, or (C) on the basis of the applicable law in effect at the time indemnification is sought.

             (ii) The right of a covered person to be indemnified or to receive an advancement or reimbursement of expenses pursuant to Section THIRTEENTH: (A) may also be enforced as a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and such person, (B) to the fullest extent permitted by applicable law, is intended to be retroactive and shall be available with respect to events, acts or omissions occurring prior to the adoption hereof except as provided in Section THIRTEENTH(c)(v) , and (C) shall continue to exist after the rescission or restrictive modification (as determined by such covered person) of this Section THIRTEENTH with respect to events, acts or omissions occurring before such rescission or restrictive modification is adopted.

             (iii) If a request for indemnification or for the advancement or reimbursement of expenses pursuant hereto is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation together with all supporting information reasonably requested by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim (plus interest at the prime rate announced from time to time by the Corporation's primary lender) and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses (including, but not limited to, attorney's fees and costs) of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or the advancement or reimbursement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

             (iv) The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Section THIRTEENTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

             (v) Nothing contained in this Section THIRTEENTH shall be construed to limit the rights and powers the Corporation possesses under applicable provisions of the Delaware General Business Corporation Law, or otherwise, including, but not limited to, the powers to purchase and maintain insurance, create funds to secure or insure its indemnification obligations, and any other rights or powers the Corporation may otherwise have under applicable law.

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             (vi) The provisions of this Section THIRTEENTH may, at any time
(and whether before or after there is any basis for a claim for indemnification or for the advancement or reimbursement of expenses pursuant hereto), be amended, supplemented, waived or terminated, in whole or in part, with respect to any covered person covered by a written agreement signed by the Corporation and such person.

             (vii) The Corporation shall have the right to appoint the attorney for a covered person, provided such appointment is not unreasonable under the circumstances.

         (f) Optional Indemnification. The Corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by this Section THIRTEENTH subject to the unanimous consent of the Board of Directors.

         FOURTEENTH: Amendments to Certificate of Incorporation.

         (a) The Corporation reserves the right at any time and from time to amend, alter, change or repeal any of the provisions contained in this Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon the stockholders, directors or any other person whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the provisions of this Section FOURTEENTH and this reservation

         (b) The stockholders of the Corporation shall not be entitled to propose an amendment to the Certificate of Incorporation of the Corporation. Any amendment to, or repeal of, any provision of the Certificate of Incorporation of the Corporation which has not previously received the approval of at least a majority of the incumbent directors (as defined in Section SEVENTH)on the Board of Directors shall require for adoption the affirmative vote of the stockholders entitled to cast at least sixty-five percent (65%) of the votes entitled to be cast by all stockholders at any duly convened annual or special meeting of the stockholders, in addition to any other approval which is required by law, the Certificate of Incorporation of the Corporation, the Bylaws of the Corporation, or otherwise.

         FIFTEENTH: Amendments to Bylaws. Subject to the provisions of this Certificate of Incorporation and the provisions of the Delaware General Corporation Law, the power to amend, alter or repeal the bylaws of the Corporation may be exercised by the Board of Directors. The Bylaws of the Corporation may be amended or repealed without stockholder approval by a majority of the incumbent directors (as defined in Section SEVENTH), subject to any other approval which is required by law, the Certificate of Incorporation, the Bylaws of the Corporation, or otherwise. Any amendment to, or repeal of, any provision of the Bylaws of the Corporation which has not previously received the approval of at least a majority of the incumbent directors on the Board of Directors shall require for adoption the affirmative vote of the stockholders

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entitled to cast at least sixty-five percent (65%) of the votes entitled to be cast by all stockholders at any duly convened annual or special meeting of the stockholders, in addition to any other approval which is required by law, the Certificate of Incorporation of the Corporation, the Bylaws of the Corporation, or otherwise.

         SIXTEENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provision of Section 291 of the Delaware General Corporation Law, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

         SEVENTEENTH: Severability. In the event that all, some or any part of any provision contained in this Certificate of Incorporation shall be found by any court of competent jurisdiction to be illegal, invalid or unenforceable (as against public policy or otherwise), such provision shall be enforced to the fullest extent permitted by law and shall be construed as if it had been narrowed only to the extent necessary so as not to be invalid, illegal or unenforceable; the validity, legality and enforceability of the remaining provisions of this Certificate of Incorporation shall continue in full force and effect and shall not be affected or impaired by such illegality, invalidity or unenforceability of any other provision (or any part or parts thereof) of this Certificate of Incorporation. If and to the extent that any provision contained in this Certificate of Incorporation violates any rule of a securities exchange or automated quotation system on which securities of the Corporation are traded, the Board of Directors is authorized, in its sole discretion, to suspend or terminate such provision for such time or periods of time and subject to such conditions as the Board of Directors shall determine in its sole discretion.

         EIGHTEENTH: Headings. Section and the ordering of paragraphs area for convenience of reference only and shall not be construed to alter, amend or otherwise affect the meaning, intent or effect of the provisions of this Certificate of Incorporation.


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